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                                                                  Exhibit 10.278

                       FORKS TOWN CENTER CHINA MOON ESCROW

       This FORKS TOWN CENTER CHINA MOON ESCROW ("Escrow") is by and between INLAND WESTERN EASTON FORKS TOWN DST, a Delaware statutory trust ("Inland") with an address of 2901 Butterfield Road, Oak Brook, Ill. 60523, FORKS-EASTON, L.L.C., a Delaware limited liability company ("FE") with an address of c/o Wargo Properties, Inc., 682 Twin Bridge Drive, Suite 100, Radnor, Pennsylvania 19087, and CHICAGO TITLE AND TRUST COMPANY, a Missouri corporation ("CT&T").

                                    RECITALS:

       WHEREAS, FE and Inland Real Estate Acquisition, Inc., ("IREA") entered into that certain purchase and sale contract dated April 8, 2004, as amended by that certain Amendment To Contract dated May 16, 2004 and that certain Second Amendment to Contract dated June 3, 2004 (collectively the "Contract") for the sale and purchase of the approximately 87,600 net rentable square feet of the Forks Town Center Shopping Center located on approximately 20.249 acres of land at Town Center Boulevard, Easton, Pennsylvania (the "Property"); and

       WHEREAS, IREA has assigned all of its interests in the Contract to Inland; and

       WHEREAS, the parties agree that one tenant of the Property, namely, China Moon of Forks, Inc., a Pennsylvania limited liability company ("China Moon") has had a record of non-payment of rents, CAM and taxes that is unacceptable to Inland and Inland and FE have agreed that in consideration of Inland completing the purchase of the Property, FE will deposit the sum of Fifty-Five Thousand Forty No/100 Dollars ($55,040.00) with CT&T in order to provide a source of funds to pay any monthly rent, CAM, taxes and/or insurance payments not paid by China Moon and to be forfeited in the event of a default under the China Moon lease during the term of this escrow; and

       NOW, THEREFORE, for and in consideration of the mutual agreements and understandings contained in this Agreement, Inland, FE and CT&T agree as follows:

       1. All of the above recitals are incorporated herein by reference as if fully restated herein as this paragraph 1.

       2. FE hereby deposits with CT&T the sum of $55,040.00 to be held by CT&T pursuant to the terms of this Escrow. If during the term of this Escrow, China Moon fails to pay any installment of monthly rent of Four Thousand Dollars ($4,000.00) per month and/or its share of common area maintenance expenses ("CAM"), real estate taxes and/or insurance and CT&T receives a written demand from Inland specifying the amount of the default of payment by China Moon, CT&T shall immediately disburse from this Escrow the amount specified in the notice from Inland of the defaulted payment by

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China Moon. It is understood and agreed between the parties hereto that the amounts deposited by FE into this Escrow are meant to ensure and secure the payment due Inland throughout the term of this Escrow of the monthly rent, CAM, taxes and insurance payments required to be paid by China Moon pursuant to the terms of the China Moon lease and that Inland shall be entitled to make a demand each month during the term of this Escrow for any and all payments that are required to made pursuant to the China Moon lease and that China Moon fails to so make. Inland shall provide a copy of each demand made upon CT&T to FE. If at the end of the term of this Escrow, China Moon shall be in default in any payment due under its lease, all funds then held by CT&T in this Escrow shall be forfeited to Inland provided Inland notifies CT&T and FE of such default within ten (10) business days of the anniversary date of this Escrow. Should Inland fail to so notify CT&T within such ten (10) business day period, then all funds held in this Escrow shall be paid immediately to FE. The term of this Escrow shall be on the last day of the thirteenth (13th) month following the date of this Escrow.

       3. All funds deposited into this Escrow shall be invested as directed by FE provided that at least Four Thousand Five Hundred Eighty-Six and 67/100 ($4,586.67) is available for distribution to Inland each month in the event of a default in payment by China Moon under the China Moon lease.

       4. Except as to deposits of funds for which CT&T has received express written direction concerning investment or other handling, the parties hereto agree: (i) that CT&T shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, (ii) that CT&T may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8), and (iii) that CT&T may use any part or all of such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any; provided, however, nothing herein shall diminish CT&T's obligation to apply the full amount of the deposits in accordance with the terms of these escrow instructions.

              In the event CT&T is requested to invest deposits hereunder, CT&T is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of this Escrow.

       5. The undersigned hereby authorize and direct CT&T to accept, comply with and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case CT&T obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case CT&T is made a party defendant to any suit or proceedings regarding this Escrow, the undersigned, for themselves, their heirs, personal representatives, successors and assigns, jointly and severally, agree to pay to CT&T, upon written demand, all reasonable costs, attorney's fees and expenses incurred with respect thereto. CT&T shall have a lien on the deposit(s) herein for any and all such reasonable costs, fees and expenses. If said costs, fees and expenses are not paid, then CT&T shall have the right to reimburse itself out of said deposit(s) after providing notice thereof to the other parties hereto.

       6. This Escrow is governed by and is to be construed under the laws of the State of Illinois. This Escrow, amendments or supplemental instructions hereto, may be executed in counterparts, each

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of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

       7. In the event of a default hereunder on the part of Inland or FE, the other party may institute litigation against the defaulting party and the prevailing party in such litigation shall be entitled to collect all reasonable costs and expenses thereof, including, without limitation, all reasonable attorney's fees and paralegal fees through all appellate proceedings together with all costs and expenses charged by CT&T as described in this Escrow.

       8. All notices from and to any of the parties to this Escrow shall be in writing and should be served by an overnight courier or express service, such as Federal Express or UPS, and shall be deemed delivered on the day after deposit with such special delivery service or may be served upon the parties by facsimile transmission provided such transmission is completed by 5:00 p.m. on a business day otherwise such notice shall be deemed served at 9:00 a.m. on next succeeding business day:

       To:               Forks-Easton, LLC
                         c/o Wargo Properties, Inc.
                         Attn: Don Wargo
                         682 Twin Bridge Drive
                         Radnor, Pennsylvania 19087

       To:               Inland Western Easton Forks Town DST
                         c/o H. Dan Bauer
                         Inland Western Retail Real Estate Trust Inc., 2901 Butterfield Road
                         Oak Brook, Illinois 60523
                         Tel: (630) 218-8000
                         Fax: (630) 218-4900

       To:               Nancy Castro
                         Chicago Title Insurance Company
                         171 N. Clark Street, 3rd Floor
                         Chicago, Illinois 60601
                         Tel: (312) 223-2709
                         Fax: (312) 223-2108

       IN WITNESS WHEREOF, Inland, FE and CT&T have each caused their respective authorized officers to execute this Escrow this _____ day of _______________, 2004.

                                        INLAND WESTERN EASTON FORKS
                                        TOWN DST, a Delaware statutory trust


                                        By:     /s/ [ILLEGIBLE]
                                           ----------------------------------
                                        Its:    Asst. Secretary
                                            ---------------------------------

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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                                        ASSIGNOR:

                                        FORKS-EASTON, LLC, a Pennsylvania
                                        limited liability company


                                        By:  /s/ [ILLEGIBLE]
                                            ---------------------------------
                                            Managing Member of Sullivan
                                            Trail Associates,
                                            [ILLEGIBLE]

                                        ASSIGNEE:

                                        INLAND WESTERN EASTON FORKS
                                        TOWN DST, a Delaware statutory trust

                                        By: Inland Western Retail Real Estate
                                            Trust, Inc., a Maryland corporation,
                                            as Signatory Trustee

                                        By:
                                           ----------------------------------

                                        Its:
                                             --------------------------------

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                                        FORKS-EASTON, L.L.C., a Delaware
                                        limited liability company

                                        By:
                                           ----------------------------------

                                        Its:
                                            ---------------------------------

                                        CHICAGO TITLE AND TRUST COMPANY,
                                        a Missouri corporation


                                        By:
                                           ----------------------------------

                                        Its:
                                            ---------------------------------

                                        Escrow No.
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